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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2003

Mrs. Fields' Original Cookies, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-45179	87-0552899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah		84121-7050
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (801) 736-5600

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

Change in Management of the Registrant

        The Registrant is filing herewith, as Exhibit 99.1, a press release issued on May 7, 2003 by its parent company, Mrs. Fields Famous Brands, Inc. (the "Company"). This press release was issued to report that the Company's Board of Directors has accepted the resignation of Larry A. Hodges as President and Chief Executive Officer and as a director of the Company and its subsidiaries. Mr. Hodges' resignation will be effective on May 14, 2003.

        The Company's Board of Directors named Stephen Russo as the new President and Chief Executive Officer of the Company and its subsidiaries and elected Mr. Russo as a director of the Company, in each case effective on May 15, 2003. The employment agreement among the Registrant, the Company and Mr. Russo, which sets forth the terms of Mr. Russo's employment as President and Chief Executive Officer of the Company and its subsidiaries, is filed herewith as Exhibit 10.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

Exhibit 10.1	Employment Agreement, dated as of May 7, 2003, by and among the Registrant, the Company and Stephen Russo
Exhibit 99.1	Press Release of the Registrant, dated May 7, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MRS. FIELDS' ORIGINAL COOKIES, INC.
By:	/s/ MICHAEL R. WARD
Name:	Michael R. Ward
Title:	Senior Vice President

Dated: May 7, 2003

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES